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                            ASSET PURCHASE AGREEMENT


                                  BY AND AMONG


                       SCHRODER MORTGAGE ASSOCIATES, L.P.,

                        SCHRODER MORTGAGE COMPANY, INC.,

                     SCHRODER REAL ESTATE ASSOCIATES, L.P.,

                                 NORMAN L. PECK,

                                  MARK PESKIN,

                               M. LEANNE LACHMAN,

                                GREGORY A. WHITE


                                       AND


                        CONNING ASSET MANAGEMENT COMPANY



                            DATED AS OF JULY 1, 1998




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

                                TABLE OF CONTENTS


Section 1.A  Definitions.......................................................1

ARTICLE I

    THE ASSET PURCHASE........................................................10
    Section 1.1.   Purchase and Sale of Acquired Assets.......................10
    Section 1.2.   Assumption of Liabilities..................................10
    Section 1.3.   Closing Date...............................................10
    Section 1.4.   Closing Deliveries.........................................10
    Section 1.5.   Post-Closing Adjustment....................................10
    Section 1.6.   Contingent Consideration...................................11
    Section 1.7.   Allocation of Purchase Price...............................13

ARTICLE II

    REPRESENTATIONS AND WARRANTIES OF
    THE COMPANY AND THE BENEFICIAL OWNERS.....................................13
    Section 2.1.   Organization and Related Matters...........................13
    Section 2.2.   Authority; No Violation....................................14
    Section 2.3.   Acknowledgment and Approvals...............................15
    Section 2.4.   Ownership of Acquired Assets...............................15
    Section 2.5.   Regulatory Documents.......................................15
    Section 2.6.   Financial Statements.......................................16
    Section 2.7.   Ineligible Persons.........................................17
    Section 2.8.   Contracts..................................................17
    Section 2.9.   Funds......................................................17
    Section 2.10.  No Other Broker............................................18
    Section 2.11.  Legal Proceedings..........................................18
    Section 2.12.  Compliance with Applicable Law.............................18
    Section 2.13.  Insurance..................................................19
    Section 2.14.  Labor and Employment Matters...............................19
    Section 2.15.  Employee Benefit Plans; ERISA..............................19
    Section 2.16.  Technology and Intellectual Property.......................20
    Section 2.17.  No Adverse Change..........................................21
    Section 2.18.  Real Property..............................................21
    Section 2.19.  Filing Documents...........................................21
    Section 2.20.  Customer and Distributor Relationships.....................21
    Section 2.21.  Mortgage Loans.............................................21
    Section 2.22.  SMIT.......................................................22
    Section 2.23.  SMA Finance CMT............................................22

ARTICLE III

    REPRESENTATIONS AND WARRANTIES OF BUYER...................................22
    Section 3.1.   Organization and Related Matters...........................22
    Section 3.2.   Authority; No Violation....................................22
    Section 3.3.   Acknowledgments and Approvals..............................23
    Section 3.4.   Investment Adviser Registration............................23
    Section 3.5.   Ineligible Persons.........................................23
    Section 3.6.   No Other Broker............................................24

ARTICLE IV

    COVENANTS.................................................................24
    Section 4.1.   Conduct of Business by the Company.........................24
    Section 4.2.   Investment Management Agreement with SMIT..................26
    Section 4.3.   Investment Advisory Agreement Acknowledgments..............27
    Section 4.4.   Maintenance of Records.....................................27
    Section 4.5.   Further Agreements.........................................27
    Section 4.6.   Further Assurances.........................................27
    Section 4.7.   Efforts of Parties to Close................................27
    Section 4.8.   Announcements..............................................28
    Section 4.9.   Access; Certain Communications.............................28
    Section 4.10.  Regulatory Matters; Third Party Consents...................28
    Section 4.11.  Notification of Certain Matters............................29
    Section 4.12.  Expenses...................................................30
    Section 4.13.  Third Party Proposals......................................30
    Section 4.14.  Partnership Interests......................................31
    Section 4.15.  Updating Financial Statements..............................31
    Section 4.16.  Allocation of Accounts.....................................31
    Section 4.17.  Confidentiality............................................32
    Section 4.18.  Covenant Not to Solicit or Use Names.......................32

ARTICLE V

    CONDITIONS TO CONSUMMATION
    OF ASSET PURCHASE.........................................................33
    Section 5.1.   Conditions to Buyer's Obligations..........................33
    Section 5.2.   Conditions to the Company's and the Beneficial Owners'
                   Obligations................................................35
    Section 5.3.   Mutual Conditions..........................................36

ARTICLE VI

    INDEMNIFICATION...........................................................36
    Section 6.1.   Survival of Representations, Warranties and Covenants......36

    Section 6.2.   Obligations of the Company and the Beneficial Owners.......37
    Section 6.3.   Obligations of Buyer.......................................37
    Section 6.4.   Procedure..................................................37
    Section 6.5.   Survival of Indemnity......................................39
    Section 6.6.   General Deductible.........................................39
    Section 6.7.   Maximum Liability..........................................39
    Section 6.8.   Mitigation of Damages......................................39
    Section 6.9.   Indemnity as Sole Remedy...................................39
    Section 6.10.  Setoff Against Contingent Consideration....................39

ARTICLE VII

    TERMINATION...............................................................40
    Section 7.1.   Termination................................................40
    Section 7.2.   Survival After Termination.................................40

ARTICLE VIII

    TAX MATTERS...............................................................41
    Section 8.1.   Tax Representations........................................41
    Section 8.2.   Assistance and Cooperation.................................42

ARTICLE IX

    MISCELLANEOUS.............................................................42
    Section 9.1.   Amendments; Waiver.........................................42
    Section 9.2.   Entire Agreement...........................................42
    Section 9.3.   Interpretation.............................................42
    Section 9.4.   Severability...............................................42
    Section 9.5.   Notices....................................................42
    Section 9.6.   Binding Effect; Persons Benefiting; No Assignment..........43
    Section 9.7.   Counterparts...............................................43
    Section 9.8.   Governing Law..............................................44
    Section 9.9.   Specific Performance.......................................44
    Section 9.10.  WAIVER OF JURY TRIAL AND PUNITIVE DAMAGES..................44
    Section 9.11.  Transfer Taxes.............................................44
    Section 9.12.  Guaranty...................................................44

                            ASSET PURCHASE AGREEMENT


         ASSET PURCHASE AGREEMENT, dated as of July __, 1998, by and among CONNING ASSET MANAGEMENT COMPANY, a Missouri corporation ("Buyer"), SCHRODER MORTGAGE COMPANY, INC., a Delaware corporation ("SMCI"), SCHRODER REAL ESTATE ASSOCIATES, L.P., a Delaware limited partnership ("SREA"), NORMAN L. PECK ("Peck"), MARK PESKIN ("Peskin"), M. LEANNE LACHMAN ("Lachman"), GREGORY A. WHITE ("White," and together with Peck, Peskin and Lachman, the "Individual Owners"), and SCHRODER MORTGAGE ASSOCIATES, L.P., a Delaware limited partnership (the "Company" or "SMA").

         This Agreement contemplates a transaction in which the Buyer will purchase substantially all of the assets (and assume certain of the liabilities) of the Company in return for cash.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and subject to the conditions and other terms herein set forth, the parties hereto hereby agree as follows:

         Section 1.A Definitions. For all purposes of this Agreement (as defined below), the following terms shall have the respective meanings set forth in this
Section 1.A (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

         "Account" shall mean any Investment Advisory Account.

         "Acquired Assets" shall mean all right, title and interest in and to all of the assets of the Company, including, without limitation, to the extent they exist, all of its (a) leaseholds and subleaseholds therein, improvements, fixtures, and fittings thereon, (b) tangible personal property (such as machinery, equipment, inventory of supplies and furniture), (c) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (d) leases, subleases, and rights thereunder, (e) agreements, contracts, indentures, mortgages, instruments, Security Interests, guaranties, other similar arrangements, and rights thereunder, (f) accounts, notes and other receivables, (g) securities, (h) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment (excluding any such item relating to the payment of Taxes), (i) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, (j) books, Records, ledgers, files, documents, correspondence, lists, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials, and (k) Cash; provided, however, that the Acquired Assets shall not include (i)
qualifications to conduct business as a foreign limited partnership, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, and other documents relating to the organization, maintenance and existence of the Company as a limited partnership, (ii) any of the rights of the Company under this Agreement (or under any agreement between the Company on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement), (iii) any Cash paid to the Company by Buyer as part of the Total Purchase Consideration, (iv) any Company Plan, or (v) any trademark, tradename or logo owned by SPLC.

         "Acquisition  Proposal"  shall  have the  meaning  set forth in Section
4.13.

         "Advisers Act" shall mean the Investment Advisers Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

         "Affiliate" shall mean any individual, partnership, corporation, entity or other person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified, except that, with respect to Buyer, "Affiliate" shall not include any shareholders of Conning Corporation or any person controlling such shareholders.

         "Agreement" shall mean this Asset Purchase Agreement among the Company, the Buyer and the Beneficial Owners as such may hereafter be amended.

         "Applicable Law" shall mean any domestic or foreign federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other requirement (including those of the NASD) applicable to the Company, the Beneficial Owners, Buyer or any of their respective Affiliates, properties, assets, officers, directors, employees or agents, as the case may be.

         "Approved Asset Differential" shall mean an amount equal to the excess, if any, of (i) the Initial Managed Asset Amount, over (ii) the Approved Managed Asset Amount.

         "Approved Managed Asset Adjustment" shall mean an amount equal to:

                    (x) if the Approved Asset Differential is less than or equal to ten percent (10%) of the Initial Managed Asset Amount, then zero; or

                    (y) if the Approved Asset  Differential  is greater than ten percent (10%) of the Initial Managed Asset Amount, then the amount equal to the excess (expressed as a percentage) of (i) the amount obtained by dividing (A) the Approved Asset Differential by (B) the Initial Managed Asset Amount, minus (ii) ten percent (10%).

         "Approved Managed Asset Amount" shall mean the assets under management in all active Investment Advisory Accounts for which the Company provides investment advisory services in respect of which the investment advisory clients related thereto have consented to the assignment (as determined in accordance with Section 4.3 hereof) of their respective Investment Advisory Agreement in each case as of the close of business on the day prior to the Closing Date, determined as follows:

         the aggregate assets of such Investment Advisory Accounts shall be deemed to be equal to the sum of (i) the aggregate assets under management of active Investment Advisory Accounts for which the Company provides investment advisory services as of the close of business on March 31, 1998 or, if later created, as of the date on which such Investment Advisory Account was created, plus (ii) the aggregate amount of assets deposited in Investment Advisory Accounts described in clause
         (i) from such date to the close of business on the date immediately prior to the Closing Date, based upon the respective asset values at the time of such deposits, minus (iii) the aggregate amount of assets withdrawn, or for which oral or written notice of withdrawal has been given, from Investment Advisory Accounts described in clause (i) (including terminated Investment Advisory Accounts) from the close of business on March 31, 1998 to the close of business on the date immediately prior to the Closing Date, based upon the respective asset values at the time of such withdrawals or terminations.

         "Arbiter" has the meaning set forth in Section 1.5.

         "Assumed Contracts" shall mean all Contracts listed on Schedule 2.8 for which Buyer has received from the other contracting party(ies) on or prior to Closing a duly executed consent to the assignment of such agreement to Buyer.

         "Assumed Liabilities" shall mean all Liabilities of Buyer, as the Company's assignee, arising after the Closing under the terms of the Assumed Contracts; provided, however, that Buyer will not assume or be responsible for any Liabilities which arise from or relate to any event, action or failure to act occurring prior to the Closing, including, without limitation, any breach or default by the Company under any Assumed Contract, or any tort committed by the Company, and all of such Liabilities that are not expressly assumed by Buyer will constitute Retained Liabilities. Notwithstanding anything to the contrary contained in this Agreement or any document delivered in connection herewith, Buyer's obligations in respect of the Assumed Liabilities will not extend beyond the extent to which the Company was obligated in respect thereof and will be subject to Buyer's right to contest in good faith the nature and extent of any Liability.

         "Beneficial Owners" shall mean, collectively, SREA, SMCI and the Individual Owners.

         "Bill of Sale and Assignment" shall mean the bill of sale delivered by Company to Buyer in connection with the consummation of the transactions contemplated hereunder.

         "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks in the State of New York are generally closed for regular banking business.

         "Buyer" has the meaning set forth on the first page hereof and includes any direct or indirect successor or assign.

         "Buyer  Confidential  Information"  shall have the meaning set forth in
Section 4.17.

         "Buyer Material Adverse Effect" shall mean with respect to any matter or matters affecting the Buyer or any of its Affiliates having a material adverse effect on the business, assets, financial condition or results of operations of the Buyer and its Subsidiaries taken as a whole or on the ability of the Buyer to complete the Closing.

         "Cash" shall mean cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

         "Client  Financial  Statements"  shall  have the  meaning  set forth in
Section 2.6.

         "Closing" shall have the meaning set forth in Section 1.3.

         "Closing Date" shall mean the second Business Day after the conditions set forth in Article V have been satisfied or waived or such other date as Buyer and the Company shall agree.

         "Closing Purchase  Consideration" shall mean an amount in cash equal to
(i) $20,500,000, minus (ii) an amount equal to $20,500,000 multiplied by the Approved Managed Asset Adjustment.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Company" shall have the meaning set forth on the first page hereof.

         "Company Balance Sheet" has the meaning set forth in Section 2.6(a).

         "Company Financial Statements" has the meaning set forth in Section 2.6(a).

         "Company Material Adverse Effect" shall mean with respect to any matter or matters affecting the Company or any of its Affiliates having a material adverse effect on the business, assets, financial condition or results of operations of the Company taken as a whole or on the ability of the Company to complete the Closing.

         "Company Plan" means any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance, termination pay, welfare, or other employee benefit plan, agreement or arrangement for the benefit of any director, officer, employee or former employee of the Company.

         "Conning Corporation" means Conning Corporation, a Missouri corporation and the ultimate parent corporation of Buyer.

         "Contingency" has the meaning set forth in Section 1.6.

         "Contingent Consideration" has the meaning set forth in Section 1.6.

         "Contingent Period" has the meaning set forth in Section 1.6.

         "Contract" has the meaning set forth in Section 2.8.

         "Controlled Group Liability" means any and all liabilities under (i) Title IV of ERISA, (ii) section 302 of ERISA, (iii) sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and (v) corresponding or similar provisions of foreign laws or regulations.

         "Employment Agreements" shall mean those certain employment agreements to be entered into between Buyer and Gregory A. White and Steven Copulsky, respectively, as the same may be amended from time to time.

         "Encumbrance" shall mean any lien, pledge, security interest, claim, charge, easement, limitation, commitment, encroachment, restriction or encumbrance of any kind or nature whatsoever other than those which would not individually or in the aggregate have a Company Material Adverse Effect.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules, regulations and class exemptions of the Department of Labor thereunder.

         "ERISA Affiliate" means any entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the Company, or that is a member of the same "controlled group" as the Company pursuant to Section 4001(a)(14) of ERISA.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "GAAP" shall mean generally accepted accounting principles as used in the United States of America as in effect at the time any applicable financial statements were prepared or any act requiring the application of GAAP was performed.

         "Governmental Authority" shall mean any government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the SEC or any other government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority (including the NYSE and the National Association of Securities Dealers, Inc.).

         "General Partner" shall mean SMCI.

         "Indemnifiable Claim" shall mean any Loss for which a party is entitled to indemnification under this Agreement.

         "Indemnified Party" shall mean the party entitled to the benefits of indemnification hereunder.

         "Indemnifying   Party"  shall  mean  the  party  obligated  to  provide
indemnification hereunder.

         "Independent Accounting Firm" shall mean a reputable accounting firm mutually agreed to by Buyer and the Company, other than any accounting firm that has performed regular and substantial services for Buyer, the Company, or any of their Affiliates during the past five years.

         "Initial Managed Asset Amount" shall mean $468,500,000.00.

         "Intellectual Property" has the meaning set forth in Section 2.16(a).

         "Investment Advisory Account" shall mean an account, including broker-sponsored, institutional and private client accounts, which is not a registered investment company for which the Company provides advisory, sub-advisory, distribution or marketing services pursuant to a Investment Advisory Agreement, a distribution agreement or any other agreement.

         "Investment Advisory Agreement" shall mean any investment advisory agreement or subadvisory agreement entered into by the Company for the purpose of providing investment advisory services to a client other than a registered investment company or series thereof.

         "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

         "IRS" shall mean the Internal Revenue Service.

         "Knowledge" shall mean actual knowledge and, in the case of knowledge of the Company, shall mean actual knowledge of any of the officers of the Company listed on Schedule 1.A(2) or any of the Individual Owners and, in the case of knowledge of the Buyer, shall mean actual knowledge of any of the officers of the Buyer listed on Schedule 1.A(3).

         "Liability" shall mean any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Limited Partners" shall mean, collectively, SREA, Peck, Peskin, Lachman and White.

         "Loss" shall mean any and all claims, losses, liabilities, costs, penalties, fines and expenses (including reasonable expenses for attorneys, accountants, consultants and experts), damages, obligations to third parties, expenditures, proceedings, judgments, awards, settlements or demands that are imposed upon or otherwise incurred, suffered or sustained by the relevant party.

         "Mortgage Loans" shall mean all commercial mortgage loans originated, purchased or serviced by the Company on behalf of the Company's clients, including, without limitation, all commercial mortgage loans which have been included in any loan securitization in which the Company has retained a servicing function.

         "Multiemployer Plan" means any multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Multiple   Employer  Plan"  means  any  plan  that  has  two  or  more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA.

         "NASD" means the National Association of Security Dealers, Inc.

         "Net Acquired Assets" shall mean the portion of the Acquired Assets consisting of Cash or accounts receivable, less the Assumed Liabilities.

         "Net Acquired Assets  Calculation"  shall have the meaning set forth in
Section 1.5.

         "Non-Third Party Claim" has the meaning set forth in Section 6.4(e).

         "NYSE" means the New York Stock Exchange, Inc.

         "Operating Sites" shall mean 437 Madison Avenue, New York, New York 10022 and any other offices at which the Company conducts business set forth in
Schedule 1.A(4).

         "Permits" has the meaning set forth in Section 2.12(a).

         "Person" shall mean any individual, corporation, company, partnership (limited or general), joint venture, association, trust or other entity or similar contractual arrangement or relationship.

         "Qualified Plans" shall have the meaning set forth in Section 2.15(c).

         "Qualifying  Mortgage  Assets"  shall  have the  meaning  set  forth in
Section 1.6(c).

         "Records" shall mean, with respect to any Person, all records and original documents (and copies thereof) in the Person's possession as of the Closing Date (a) which pertain to or are utilized by such Person to administer, reflect, monitor, evidence or record information respecting the business or conduct of such Person, or (b) necessary or appropriate for such Person to comply with any Applicable Law, including records kept or filed in accordance with any Securities Laws, and shall include in the case of (a) and (b) above, all such records maintained on electronic or magnetic media, or in the electronic data base system of or used by such Person.

         "Regulatory Documents" shall mean, with respect to a Person, all forms, reports, registration statements, schedules and other documents filed, or required to be filed since January 1, 1994 by such Person pursuant to the Securities Laws.

         "Retained Liabilities" shall mean all Liabilities of the Company other than the Assumed Liabilities, including, without limitation: (A) any Liabilities of the Company to employees or related to employment, including, without limitation, under any Company Plan, (B) any Liabilities of the Company for federal, state, local or foreign income, transfer, sales, use or other Taxes, including, without limitation, Taxes arising in connection with the consummation of the transactions contemplated hereby (including any Taxes arising because the Company is transferring the Acquired Assets or because the Company has deferred gain on any Deferred Intercompany Transaction (as defined in Treas. Reg. ss. 1.1502-13)), (C) any Liability of the Company for the unpaid Taxes of any Person (other than the Company) under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise, (D) any Liability of the Company for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, except as provided in Section 9.11 below, (E) any Liability or obligation of the Company under this Agreement (or under any agreement between the Company on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement), or (F) any Liability or obligation of the Company to the Beneficial Owners, by contract or otherwise.

         "Right" shall have the meaning set forth in Section 4.1(ii).

         "SPLC" shall mean Schroders PLC, a United Kingdom corporation.

         "SEC" shall mean the Securities and Exchange Commission, or its successor.

         "Securities" shall mean any security as defined in the Securities Act.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

         "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act; the Advisers Act; and state "blue sky" laws.

         "SFERS"  means  the  City  and  County  of  San  Francisco   Employees'
Retirement System.

         "Shortfall Amount" shall have the meaning set forth in Section 1.5.

         "SMA Finance" means SMA Finance Co., Inc.

         "SMA Finance CMT" means SMA Finance Co., Inc. Commercial Mortgage Trust

         "SMIT" means Schroder Mortgage Investment Trust, Inc., a Maryland corporation.

         "SMIT Investors" means Davis & Co. (as nominee for Chicago Title Insurance Company), Virg. & Co. (as nominee for First Interstate Bank, custodian for Ticor Title Insurance Company), Denver Public School Employees' Pension and Benefit Association, the Philip Morris Master Trust, the Police & Firemen's Disability and Pension Fund of Ohio, Underwriters Reinsurance Company and SIM U.S. High Yield Trust.

         "Subsidiary" of a Person shall mean an Affiliate of such Person fifty percent (50%) or more of the voting stock (or of any other form of general partnership or other voting or controlling equity interest in the case of a Person that is not a corporation) of which is beneficially owned by the Person directly or indirectly through one or more other Persons.

         "Tax Return" shall mean any return, report, information statement, schedule or other document (including any related or supporting information and including any Form 1099 or other document or report to third parties) with respect to Taxes.

         "Taxes" shall mean all federal, provincial, territorial, state, municipal, local, foreign or other taxes, imposts, rates, levies, assessments and other charges (and all interest and penalties thereon), including, without limitation, all income, excise, franchise, gains, capital, real property, goods and services, transfer, value added, gross receipts, windfall profits, severance, ad valorem, personal property, production, sales, use, license, stamp, documentary stamp, mortgage recording, employment, payroll, social security, unemployment, disability, estimated or withholding taxes, and all customs and import duties, and all interest and penalties.

         "Third Party Claim" has the meaning set forth in Section 6.4(a).

         "Total  Purchase   Consideration"   shall  mean  the  Closing  Purchase
Consideration plus the amount, if any, of the Contingent Consideration.


         "Treasury Regulations" shall mean regulations promulgated under the Code.

         "Wire Transfer" shall mean a payment in immediately available funds by wire transfer in lawful money of the United States of America to such account or to a number of accounts up to, but not in excess of, ten accounts, as shall have been designated by written notice to the paying party.

                                   ARTICLE I

                               THE ASSET PURCHASE

         Section 1.1. Purchase and Sale of Acquired Assets. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Company agrees to sell, transfer, assign, convey and deliver to Buyer and Buyer agrees to purchase and accept from the Company the Acquired Assets for the Total Purchase Consideration.

         Section 1.2. Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, Buyer agrees to assume and become responsible for all of the Assumed Liabilities at the Closing. Buyer will not assume, however, any of the Retained Liabilities or have any responsibility with respect to any other obligation or Liability of the Company not included within the definition of Assumed Liabilities.

         Section 1.3. Closing Date. The consummation of the purchase and sale of the Acquired Assets as contemplated hereby (the "Closing") shall be held on the Closing Date at 10:00 a.m. (local time) at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019. Each party hereto agrees to use its reasonable best efforts to satisfy promptly the conditions to the obligations of the parties hereto in order to expedite the Closing.

         Section 1.4. Closing Deliveries. At the Closing, (i) the Company will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 5.1 below; (ii) the Buyer will deliver to the Company the various certificates, instruments, and documents referred to in Section 5.2 below; (iii) the Company will execute, acknowledge (if appropriate), and deliver to the Buyer (A) assignments (including Intellectual Property transfer documents) in such form as Buyer and its counsel may reasonably request and (B) such other instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel may reasonably request; and (iv) the Buyer will deliver to the Company the Closing Purchase Consideration by Wire Transfer.

         Section 1.5. Post-Closing Adjustment. (a) The Company agrees that as of the Closing, the Net Acquired Assets will not be less than $0, as determined by a calculation of the Net Acquired Assets as at the Closing Date (the "Net Acquired Assets Calculation"). Subject to the dispute resolution procedure described in this paragraph, if the Net Acquired Assets are less than $0, the Closing Purchase Consideration shall be reduced by an amount (the "Shortfall Amount") equal to the amount by which Net Acquired Assets are less than $0. The Net Acquired Assets Calculation shall be prepared on the basis of the book value of the Acquired Assets on the Company's balance sheet as of immediately prior to the Closing, in accordance with GAAP consistent with the accounting principles used to prepare the Company Balance Sheet. Buyer shall prepare and deliver the Net Acquired Assets Calculation to Company not later than 30 days after the Closing Date and the Company and its independent certified public accountants shall have the opportunity to review such balance sheet and the books and records of the Company relating thereto. If the Company does not notify Buyer within 30 days of its receipt of the Net Acquired Assets Calculation that it objects to any item included in such Net Acquired Assets Calculation, then such Net Acquired Assets Calculation shall be deemed to be final for purposes of determining any adjustment pursuant to this Section. If the Company objects to one or more items in such Net Acquired Assets Calculation, it shall specify its objection in writing to Buyer and the parties shall attempt to resolve such differences within 15 days after the Buyer's receipt of the Company's objection. If such objection is not resolved within such 15 day period, an Independent Accounting Firm shall act as arbiter (the "Arbiter") to resolve such dispute not later than ninety (90) days after the Closing Date. The determination of the Arbiter shall be final. The fees of the Arbiter shall be shared equally by Buyer and Company. The Company shall promptly remit to Buyer an amount equal to the Shortfall Amount by Wire Transfer. The amount payable described in the immediately preceding sentence shall be accompanied by interest thereon calculated at the prime rate of The Chase Manhattan Bank for the period from the Closing Date to the date on which such payment is made.

                  (b) Any payment made by the Company pursuant to Section 1.5 shall be treated as an adjustment to the Total Purchase Consideration.

         Section 1.6. Contingent Consideration. (a) In addition to the Closing Purchase Consideration, if the conditions described below (individually, a "Contingency" and collectively the "Contingencies") are satisfied, Buyer shall pay to the Company additional cash consideration in the aggregate amount of up to $4,000,000 (the "Contingent Consideration"). Subject to satisfaction of the Contingencies with respect to a Contingent Period, the Contingent Consideration shall be payable within sixty (60) days of the end of the applicable Contingent Period. A "Contingent Period" shall mean any of the following periods (individually, a "Contingent Period" and collectively, the "Contingent Periods"): (i) the first Contingent Period begins on the Closing Date and ends fourteen months thereafter (ii) the second Contingent Period begins the day after the end of the first Contingent Period and ends twelve months thereafter, and (iii) the third Contingent Period begins the day after the end of the second Contingent Period and ends twelve months thereafter; provided, however, that the third Contingent Period may be extended by Buyer for an additional six months to allow for completion of transactions in process or contemplated to be completed within such additional six-month period upon delivery of written notice by the Company to Buyer prior to the end of the third Contingent Period describing such transactions.

                  (b) $666,666 of the Contingent Consideration will be payable with respect to a Contingent Period (for a total of $2,000,000 of Contingent Consideration if such amount is payable with respect to all three Contingent Periods) if the following Contingencies for such Contingent Period are satisfied:

                  Buyer shall have either (A) completed a commercial mortgage loan securitization transaction in such Contingent Period pursuant to which (i) commercial loans shall have been originated by Buyer and sold (by Accounts other than General American Life Insurance Company or its Affiliates ("GA Accounts")) through a securitization transaction in a minimum aggregate principal amount equal to $250,000,000, (ii) Buyer shall have received securitization fees with respect to such securitization equal to or greater than $1,500,000 (for the purpose of this subsection (ii) only, one-third of all securitization fees earned by Buyer with respect to any commercial mortgage loan securitization for GA Accounts completed during such Contingent Period shall be applied towards the satisfaction of the Contingency in this subsection (ii) up to maximum of $500,000 in such Contingent Period), (iii) Buyer shall have entered into agreements with respect to such securitization which provide a percentage of continuing fees to Buyer which are not less than ninety percent (90%) of the percentage of continuing fees received by the Company in connection with the securitization effected through SMA Finance CMT (the "SMA Securitization"), as described in the Private Placement Memorandum dated March 23, 1998 (the "SMA Offering Memorandum"), and (iv) Buyer shall have provided no more than customary representations, warranties and indemnities with respect to the loans securitized; or (B) Buyer shall have originated and completed alternative transactions that generated revenue for Buyer at least equal to the revenue contemplated by (A) above; provided, however, that the Chairman of Buyer shall have approved such alternative transactions in writing as qualified transactions for purposes of satisfying the Contingencies.

                  (c) $666,666 of the Contingent Consideration will be payable with respect to a Contingent Period (for a total of $2,000,000 of Contingent Consideration if such amount is payable with respect to all three Contingent Periods) if the following Contingency for such Contingent Period is satisfied:

                  Buyer shall have increased its Qualifying Mortgage Assets by $150,000,000 or more in such Contingent Period in excess of the Initial Managed Asset Amount. "Qualifying Mortgage Assets" shall mean assets placed under discretionary management by Buyer from investment in commercial mortgage loan or commercial mortgage-backed securities under agreements providing for asset management fees to Buyer of not less than 25 basis points per year. The aggregate increase in Qualifying Mortgage Assets shall be deemed to be equal to (i) the aggregate amount of Qualifying Mortgage Assets deposited during such Contingent Period in Investment Advisory Accounts (other than GA Accounts and the Initial Managed Asset Amount) which invest primarily in Qualifying Mortgage Assets, based on the respective asset book values at the time of such deposits, minus (ii) the aggregate amount of assets withdrawn, or for which oral or written notice of withdrawal has been given, from Investment Advisory Accounts referred to in clause (i) during such Contingent Period, based on the respective asset book values at the time of such terminations or withdrawals. Notwithstanding anything in the foregoing to the contrary, the amount added to assets under management subsequent to March 31, 1998 by SFERS with respect to Mortgage Loans previously managed by AEW Capital Management shall be deemed an increase in Qualifying Mortgage Assets during the first Contingent Period.

                  (d) The following principles shall apply to the determination of the satisfaction of the Contingencies:

                           (i) If the dollar amounts of the Contingencies described in Sections 1.6(b)(i) and 1.6(b)(ii) are not achieved for any Contingent Period, then, provided that all of the other Contingencies described in Sections 1.6(b) are satisfied, Buyer shall pay to the Company the percentage of the Contingent Consideration described in Section 1.6(b) equal to the percentage of such Contingencies which are achieved for such Contingent Period.

                           (ii) If the  Contingency  described in Section 1.6(c)
                  is not achieved for any Contingent Period, Buyer shall pay to the Company the percentage of the Contingent Consideration described in Section 1.6(c) equal to the percentage of such Contingency which is achieved for such Contingent Period.

                           (iii) If any of  Contingencies  described in Sections
                  1.6(b) or 1.6(c) are exceeded in any Contingent Period, the excess amounts shall be included in the subsequent Contingent Period for purposes of calculating the applicable Contingencies for such Contingent Period.

                           (iv) Nothing contained in this Section or the Agreement shall be deemed to create an obligation on the part of Buyer or its Affiliates, whether express or implied, to continue all or part of the business of the Company, to sell or not sell any of the Acquired Assets or any other assets used in the operation of the Company's business, to continue or discontinue offering products or services offered by the Company as of the Closing Date, to develop new products or offer new services, and nothing contained herein or in the Agreement shall create a duty on behalf of Buyer to facilitate the ability of the Company to satisfy the Contingent
                  Consideration Conditions or to earn the Contingent Consideration; provided, however, in the event Buyer sells substantially all of its assets to a Person other than an Affiliate, Buyer hereby covenants to require such Person to assume all of Buyer's obligations under this Agreement.

         Section 1.7. Allocation of Purchase Price. The Total Purchase Consideration shall be allocated to the Acquired Assets in accordance with
Schedule 1.7 attached hereto. The Company and Buyer shall prepare and file Tax Returns in a manner consistent with such allocation.


                                   ARTICLE II

                        REPRESENTATIONS AND WARRANTIES OF
                      THE COMPANY AND THE BENEFICIAL OWNERS

         The Company and the Beneficial Owners jointly and severally represent and warrant to Buyer as of the date of this Agreement as follows:

         Section 2.1. Organization and Related Matters. The Company is a Delaware limited partnership, duly organized, validly existing and in good standing under the laws of the State of

Delaware. The Company has the power and authority to carry on its business as it is now being conducted and to own, lease and operate all of its properties and assets. The Company is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed is not reasonably expected to have a Company Material Adverse Effect. The copies of the certificate of limited partnership and agreement of limited partnership and any amendments thereto of the Company heretofore delivered to Buyer are complete and correct copies of such instruments as in effect as of the date of this Agreement.

         Section 2.2. Authority; No Violation. (a) Each of the Company and the Beneficial Owners has full power, partnership, corporate or other, and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite action, partnership, corporate or other, on the part of the Company and the Beneficial Owners, and no other proceedings, corporate or other, on the part of the Company (including without limitation any approval of the General Partner or the Limited Partners) or the Beneficial Owners are
necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and the Beneficial Owners and (assuming the due authorization, execution and delivery of this Agreement by Buyer) constitutes a valid and binding obligation of the Company and the Beneficial Owners, enforceable against the Company and the Beneficial Owners in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity.

                  (b) Neither the execution and delivery of this Agreement by the Company or the Beneficial Owners, nor the consummation by any of the Company or the Beneficial Owners, as the case may be, of the transactions contemplated hereby to be performed by them, nor compliance by any of the Company or the Beneficial Owners with any of the terms or provisions hereof, will (i) violate any provision of the certificate of limited partnership or agreement of limited partnership of the Company or (ii) except as set forth in Schedule 2.2(b) and assuming that the consents and approvals referred to in Sections 4.2 and 4.3 hereof are duly obtained, (x) violate, conflict with or require any notice, filing, consent or approval under any Applicable Law to which the Company or any of its Affiliates or any of their properties, contracts or assets are subject, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination, cancellation or modification under, accelerate or result in a right of acceleration of the performance required by, result in the creation of any Encumbrance upon the Acquired Assets, or require any notice, approval or consent under any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which any of the Company or the Beneficial Owners is a party, or by which any of the Company, the Beneficial Owners, or any of their respective properties or assets, may be bound or affected.

         Section 2.3. Acknowledgment and Approvals. Except for the acknowledgments, approvals and notices as are set forth in Sections 4.2 and 4.3 and Schedule 2.3, no consents or approvals of or filings or registrations with any Governmental Authority or third party are necessary in connection with (i) the execution and delivery by the Company and the Beneficial Owners of this Agreement and (ii) the consummation by the Company and the Beneficial Owners of the transactions contemplated hereby.

         Section 2.4. Ownership of Acquired Assets. The Company owns beneficially and of record all of the Acquired Assets, and the Company has the full and unrestricted power to sell, assign, transfer and deliver the Acquired Assets to Buyer in accordance with the terms of this Agreement free and clear of Encumbrances. The Company does not have any Subsidiaries, and does not own, directly or indirectly, any equity or other ownership interest in any Person.

         Section 2.5. Regulatory Documents. (a) Except as set forth in Schedule 2.5, since January 1, 1994, the Company has timely filed all material forms, reports, registration statements, schedules and other documents, together with any amendments required to be made with respect thereto, that were required to be filed with any Governmental Authority, including the SEC, and have paid all fees and assessments due and payable in connection therewith. The Company is duly registered as an investment adviser under the Advisers Act and under all Applicable Laws relating to the Company. The Company has delivered to Buyer a true and complete copy of the Company's currently effective Form ADV, as filed with the SEC, and has made available to Buyer all state, Federal and foreign registration forms, all prior Form ADV filings and all reports filed by the Company with the SEC under the Advisers Act and the rules promulgated thereunder or otherwise and under similar state, Federal and foreign statutes within the last five years, and will provide to Buyer such forms and reports as are filed from and after the date hereof and prior to the Closing Date. The information contained in such forms and reports was or will be true and complete as of the time of filing and, except as indicated on a subsequent form or report filed before the Closing Date, continue to be true and complete. Each such registration is in full force and effect. Schedule 2.5(a) lists the states in which the Company has made all notice filings required in connection with its status as an investment advisor. Except for SPLC, neither the Company nor to the knowledge of the Company any "associated person" (as defined in the Exchange
Act) thereof, as applicable, is required to register as a broker-dealer or as an associated person to a registered broker-dealer.

                  (b) As of their respective dates, the Regulatory Documents of the Company and its Affiliates filed since January 1, 1994 complied in all material respects with the requirements of the Securities Laws, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Regulatory Documents, and none of such Regulatory Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has previously delivered or made available to Buyer a true, correct and complete copy of each such Regulatory Documents filed with the SEC after January 1, 1994 and prior to the date hereof (including a Form ADV of the Company) and will deliver to Buyer promptly after the filing thereof a true, correct and complete copy of each Regulatory Document filed by the Company or their Affiliates with the SEC after the date hereof and prior to the Closing Date.

         Section 2.6. Financial Statements. (a) The Company has previously delivered to Buyer copies of (x) the audited consolidated balance sheets of the Company as of December 31st for the fiscal years 1995, 1996 and 1997, and the related audited statements of operations, partnership deficit and cash flows for the fiscal years 1995, 1996 and 1997, inclusive, in each case accompanied by the audit report of Coopers & Lybrand, L.L.P., independent public accountants with respect to the Company and (y) the unaudited interim consolidated balance sheets and related statement of operations, partnership deficit and cash flows of the Company at or for the period ending March 31, 1998 (collectively, the statements referred to above being referred to as the "Company Financial Statements" and the balance sheet as of December 31, 1997 being referred to as the "Company Balance Sheet"). The balance sheets referred to in the previous sentence (including the related notes, where applicable) present fairly the financial position of the Company as of the dates thereof, and the other financial statements referred to in this Section 2.6 present fairly (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the consolidated results of its operations and its cash flows for the respective fiscal periods therein set forth; each of such balance sheets and statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements with respect thereto; and, except as set forth in Schedule 2.6 hereto, each of such balance sheets and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved (except, in the case of unaudited Company Financial Statements, for the absence of notes). Except for (i) those Liabilities that are fully reflected or reserved against on the Company Balance Sheet, (ii) Liabilities incurred in the ordinary course of business consistent with past practice since the date of the Company Balance Sheet and which are not material, individually or in the aggregate, and (iii) as set forth in Schedule 2.6, the Company has no Liabilities, which are or would be required by GAAP to be shown on its consolidated balance sheet or the footnotes thereto.

                  (b) The Company has  previously  delivered  to Buyer copies of
(x) the audited balance sheet of SMIT as of December 31st for the fiscal years 1995, 1996 and 1997 and the related audited statements of operations, changes in shareholders' equity and cash flows for the fiscal years 1995, 1996 and 1997, accompanied by the audit report of Coopers & Lybrand, L.L.P., independent public accountants with respect to SMIT; (y) the audited combined balance sheet of that portion of SFERS for which the Company is investment advisor for the fiscal years 1995, 1996 and 1997, and the related audited combined statements of operations and changes in net assets and cash flows for the years 1995, 1996 and 1997, inclusive, in each case accompanied by the audit report of Coopers & Lybrand, L.L.P., independent public accountants with respect to SFERS (collectively, the statements referred to above being referred to as the "Client Financial Statements"). The balance sheets referred to in the previous sentence (including the related notes, where applicable) present fairly the financial position of such Accounts as of the dates thereof, and the other financial statements referred to in this Section 2.6(b) present fairly the consolidated results of operations and cash flows of such Accounts for the respective fiscal periods therein set forth; each of such balance sheets and statements (including the related notes, were applicable) complied in all material respects with applicable accounting requirements with respect thereto;

and, except as set forth in Schedule 2.6(b) hereto, each of such balance sheets and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved. The performance reports relating to SMIT and SFERS provided to Buyer reflect the performance history of the Accounts of SMIT and SFERS, respectively, in all material respects, in accordance with the Association for Investment Management and Research Performance Presentation Standards as more fully described therein.

         Section 2.7. Ineligible Persons. Neither the Company nor to the knowledge of the Company any "affiliated person" (as defined in the Investment Company Act) thereof, as applicable, is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company. Neither the Company nor to the knowledge of the Company any "associated person" (as defined in the Advisers Act) thereof, as applicable, is ineligible pursuant to Section 203 of the Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser.

         Section 2.8. Contracts. Schedule 2.8 sets forth a complete and accurate list as of the close of business on the day preceding the date hereof of all written or oral contracts, agreements, guarantees, leases and executory commitments to which the Company is a party or by which any of its properties or assets are bound which: (w) contain obligations of the Company in excess of $25,000; (x) which involve payments based on profits or revenues of the Company; or (y) which are otherwise material to its businesses, properties or assets, including any Investment Advisory Agreements under which the Company manages more than $250,000 in assets (hereinafter referred to collectively as the "Contracts"). To the Company's and each Beneficial Owner's knowledge, each of the Contracts is in full force and effect and enforceable in accordance with its terms. Except as set forth in Schedule 2.8 and the contracts relating to the Accounts referred to in Section 4.3, neither any Beneficial Owner nor the Company has received written notice of cancellation of or default under or intent to cancel or call a default under any of the Contracts. Except as set forth in Schedule 2.8 and the contracts relating to Accounts referred to in
Section 4.3, to the Company's and each Beneficial Owner's knowledge, there exists no event or condition which with or without notice or lapse of time or both would be a breach or a default on the part of the Company or on the part of the other party to such Contracts.

         Section 2.9. Funds. (a) Since the date of the Company's organization, the Company has not acted as investment adviser, subadviser or distributor or been the sponsoring entity for any registered investment company or series thereof under the Investment Company Act.

                  (b) Since the date of the Company's organization, the Company has not sponsored or participated in the distribution by public or private offering of any interests in any limited partnerships or other entities or Persons other than as described in the private placement memoranda dated July 12, 1995, as amended, and March 23, 1998 relating to the private offerings of securities of SMIT and SMA Finance CMT, respectively.

                  (c) All information provided in writing by the Company expressly for use in the offering documents with respect to offerings and sales of the interests in SMIT and SMA

Finance CMT, did not, as of their respective dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 2.10. No Other Broker. Other than Berkshire Capital Corporation, the fees and expenses of which will be paid by the Company, no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from, any of the Company or the Beneficial Owners or any of their Affiliates in connection with this Agreement or the transactions contemplated hereby.

         Section 2.11. Legal Proceedings. There are no legal, administrative, arbitral or other proceedings, claims, suits, actions or governmental or regulatory investigations of any nature that are pending or, to the Company's and Beneficial Owners' knowledge, threatened against or relating to the Company, SMIT, SMA Finance CMT, the Accounts or any of their respective properties, assets or businesses or that challenge the validity or propriety of the transactions contemplated by this Agreement, and there is no injunction, order, judgment, decree, or regulatory restriction imposed upon the Company, SMIT, SMA Finance CMT, the Accounts or any of their respective properties, assets or businesses which, individually or in the aggregate, are reasonably expected to have (i) a Company Material Adverse Effect or (ii) a material adverse effect on the parties' ability to consummate the transactions contemplated by this Agreement.

         Section 2.12. Compliance with Applicable Law. (a) Except as disclosed in Schedule 2.12(a), the Company holds all material licenses, franchises, permits and authorizations (collectively, "Permits") necessary for the lawful ownership and use of its properties and assets and the conduct of its businesses under and pursuant to every, and has complied in all material respects with each, and is not in default in any material respect under any, Applicable Law relating to the Company or any of its assets, properties or operations, and neither the Company nor any of the Beneficial Owners knows of any outstanding violations of any of the above or has not received written notice asserting any such violation. All material Permits are valid and in good standing and are not subject to any suspension, modification or revocation or proceedings related thereto.

                  (b) Except as disclosed on Schedule 2.12(b), since January 1, 1994 and except for normal examinations conducted by any Governmental Authority in the regular course of the business of the Company, SMIT or SMA Finance CMT, no Governmental Authority has initiated any administrative proceeding or, to the knowledge of the Company or any of the Beneficial Owners, investigation into or related to the business or operations of the Company, SMIT or SMA Finance CMT. Except as set forth in Schedule 2.12(b), there is no unresolved violation, criticism or exception made in writing by any Governmental Authority with respect to any report or statement by any Governmental Authority relating to any examination of the Company, SMIT or SMA Finance CMT.

                  (c) Except as set forth on Schedule 2.12(c), the Company has at all times since January 1, 1994 maintained Records which accurately reflect transactions in reasonable detail, and accounting controls, policies and procedures sufficient to ensure that such transactions are recorded in a manner which permits the preparation of financial statements in accordance with GAAP and applicable regulatory accounting requirements.

         Section 2.13. Insurance. All of the Company's insurance policies and bonds are listed in Schedule 2.13. To the knowledge of the Company, each such insurance policy or bond is in full force and effect and the Company has not received written notice from any insurer or agent of any intent to cancel any such insurance policy or bond.

         Section  2.14.  Labor and  Employment  Matters.  Except as set forth in
Schedule 2.14, (i) no collective bargaining agreement or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association, exists which is binding on the Company,
(ii) the Company is, and has at all times been, in compliance with all Applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work, and occupational safety and health, and is not engaged in any unfair labor practice, except for such noncompliances and violations which, individually or in the aggregate, are not reasonably expected to have a Company Material Adverse Effect, and (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of the Company, threatened against or affecting the Company.

         Section 2.15. Employee Benefit Plans; ERISA. (a) No Multiemployer Plan, Multiple Employer Plan, or Company Plan exists which is binding on the Company or pursuant to which the Company has any liability, contingent or otherwise, nor has the Company or any ERISA Affiliate, at any time within the preceding six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. The Company is in compliance with all Applicable Laws including ERISA and the Code, except for such non-compliances and violations which, individually or in the aggregate, are not reasonably expected to have a Company Material Adverse Effect. The Company does not have any Company Plan which is (i) subject to Title IV of ERISA or Section 302 of ERISA or Section 412 or 4971 of the Code (ii) intended to be a "qualified plan" within the meaning of
Section 401(a) of the Code ("Qualified Plans") or (iii) intended to meet the requirements of Code Section 501(c)(9).

                  (b) The Company is not, nor has ever been, required to make any contributions to any Company Plan by Applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Company Financial Statements.

                  (c) There does not now exist, nor do any circumstances exist that are reasonably likely to result in, any Controlled Group Liability that could reasonably be expected to have a Company Material Adverse Effect following the Closing. Without limiting the generality of the foregoing, neither the Company nor any ERISA Affiliate has engaged in any transaction described in
Section 4069, 4204 or 4212 of ERISA.

                  (d) The Company has no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Company other than administrative expense.

                  (e) Except as provided in this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee of the Company.

                  (f) There are no pending or, to the knowledge of the Company, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Company Plans, any fiduciaries thereof with respect to their duties to the Company Plans or the assets of any of the trusts under any of the Company Plans which could reasonably be expected to result in any material liability of the Company to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor or any multiemployer plan.

                  (g) The Company has no obligations, contingent or otherwise (other than obligations to pay base salary in the ordinary course of business consistent with past practice), owing or payable to, or on behalf of, employees or former employees of the Company that are not accrued or otherwise reflected on the Company Balance Sheet.

         Section 2.16. Technology and Intellectual Property. (a) Attached hereto as Schedule 2.16(a) is a list of all material (i) domestic and foreign registered trademarks and service marks, registered copyrights and patents, (ii) applications for registration or grant of any of the foregoing, (iii) unregistered trademarks, service marks, trade names, logos and assumed names, and (iv) licenses for any of the foregoing, in each case, owned by the Company or used in or necessary to conduct the business of the Company, except for any trademark, tradename or logo owned by SPLC. The items on Schedule 2.16(a), together with all other trademarks, service marks, trade names, logos, assumed names, patents, copyrights, trade secrets, computer software, licenses, formulae, customer lists or other databases, designs and inventions currently used in or necessary to conduct the business of the Company constitute the "Intellectual Property."

                  (b) Except as set forth in Schedule 2.16(b), the Company has ownership of, or such other rights by license, lease or other agreement in and to, the Intellectual Property as is necessary to conduct its business as presently conducted. To the knowledge of the Company and each of the Beneficial Owners, the Company has not infringed or violated any trademark, trade name, copyright, patent, trade secret right or other proprietary right of others, except to the extent that any infringement or violation is not, individually or in the aggregate, reasonably expected to have a Company Material Adverse Effect. Neither the Company nor the Beneficial Owners has received written notice of any claim respecting any such violation or infringement. Other than as set forth in
Schedule 2.16(b), to the knowledge of the Company, there is no reason to believe that upon consummation of the transactions contemplated hereby the Company will be in any way more restricted than as of the date hereof in the use of any of the Intellectual Property under any

Applicable Law, contract or otherwise, or that use of such Intellectual Property by the Company will as a result of such consummation violate or infringe the rights of any Person, or subject the Company to liability of any kind, under any Applicable Law, contract or otherwise.

         Section 2.17. No Adverse Change. Except as provided on Schedule 2.17, since December 31, 1997, (i) the Company has operated its business only in the ordinary course of business consistent with past practice; (ii) there has been no material adverse change in the financial condition, results of operations, assets or business of the Company taken as a whole; and (iii) the Company has not taken any action or suffered any event that if taken or suffered after the date hereof would violate Section 4.1 of this Agreement.

         Section 2.18. Real Property. The assets of the Company that consist of leasehold interests in real property are listed in Schedule 2.18, together with annual lease payments and all Encumbrances thereon. All offices where the Company presently conducts its business are subject to leases listed in Schedule
2.18. The Company does not have any interest in any real property except for the leases set forth in Schedule 2.18. The Company has furnished Buyer with true, correct and complete copies of all leases listed in Schedule 2.18. To the knowledge of the Company, all leases listed in Schedule 2.18 are in full force and effect in accordance with their respective terms, and there is not any existing default or event which with notice or lapse of time or both would become a default under any such lease.

         Section 2.19. Filing Documents. None of the information regarding the Company, the Beneficial Owners or any of their respective Affiliates supplied or to be supplied by the Company or the Beneficial Owners included or for inclusion in any documents to be filed with any Governmental Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Governmental Authority, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 2.20. Customer and Distributor Relationships. To the Company's knowledge, except as set forth on Schedule 2.20, since January 1, 1994, there have been no complaints or disputes (in each case set forth in writing) with customers or distributors of Investment Advisory Accounts that have not been resolved which are reasonably expected to result in a Company Material Adverse Effect.

         Section 2.21. Mortgage Loans. Except as set forth on Schedule 2.21 and except to the extent such matter would not reasonably be expected to have a Company Material Adverse Effect, to the Company's and each Beneficial Owner's knowledge, (a) the Company has not received service of process with regard to any litigation with respect to the Mortgage Loans or the servicing of the Mortgage Loans, nor is there any litigation pending or otherwise with respect to the Mortgage Loans, or any of the properties which secure the Mortgage Loans,
(b) no payment default, and no other material default, breach, violation or event of acceleration under any of the documents evidencing or securing the Mortgage Loans currently exists, (c) no event or condition which with or without notice or lapse of time or both would be a material breach or a default under any of the documents evidencing or securing the Mortgage Loans currently exists, (d) no claim by or on behalf of any obligor under the Mortgage Loans has been made that any of the Mortgage Loans is subject to any right of recision, offset, counterclaim or defense, including, without limitation, the defense of usury, (e) the Company has not received written notice of any proceeding regarding the total or partial condemnation of any of the properties which secure the Mortgage Loans, and (f) no written notification from any Governmental Authority relating to any hazardous materials on or affecting any of the properties which secure the Mortgage Loans has been received by the Company.

         Section 2.22. SMIT. SMIT has been organized and its operations and ownership have been conducted and maintained at all times in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended. The SMIT Offering Memorandum, dated July 12, 1995, as amended, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 2.23. SMA Finance CMT. The SMA Finance Offering Memorandum did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to the Company and the Beneficial Owners as of the date of this Agreement as follows:

         Section 3.1. Organization and Related Matters. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Missouri. Buyer has the corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate all of its properties and assets. Buyer is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Buyer Material Adverse Effect. The copies of the organizational documents and any amendments thereto of Buyer heretofore delivered to the Company are complete and correct copies of such instruments as in effect as of the date of this Agreement.

         Section 3.2. Authority; No Violation. (a) Buyer has full power, corporate or other, and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite action, corporate or other, on the part of Buyer, and no other proceedings, corporate or other, on the part of Buyer or its shareholders are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and (assuming the due authorization, execution and delivery of this Agreement by the Company and the Beneficial Owners) constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity.

                  (b) Neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby to be performed by it, nor compliance by Buyer with any of the terms or provisions hereof, will (i) violate any provision of the certificate of incorporation or by-laws of Buyer, or (ii) assuming that the consents and approvals referred to in this Agreement are duly obtained, (x) violate, conflict with or require any notice, filing, consent or approval under any Applicable Law to which Buyer is subject, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination, cancellation or modification under, accelerate or result in a right of acceleration of the performance required by, or require any notice, approval or consent under any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer is a party.

         Section 3.3. Acknowledgments and Approvals. Except for the acknowledgments, consents, approvals and notices as are set forth in Schedule 3.3, no consents or approvals of or filings or registrations with any Governmental Authority or third party are necessary in connection with (i) the execution and delivery by Buyer of this Agreement and (ii) the consummation by Buyer of the transactions contemplated hereby.

         Section 3.4. Investment Adviser Registration. Buyer is duly registered as an investment adviser under the Advisers Act and under all Applicable Laws relating to the Buyer. Buyer has delivered to the Company a true and complete copy of Buyer's currently effective Form ADV, as filed with the SEC, and has made available to the Company all state, Federal and foreign registration forms, all prior Form ADV filings and all reports filed by Buyer with the SEC under the Advisers Act and the rules promulgated thereunder or otherwise and under similar state, Federal and foreign statutes within the last three years, and will provide to the Company such forms and reports as are filed from and after the date hereof and prior to the Closing Date. The information contained in such forms and reports was or will be true and complete as of the time of filing and, except as indicated on a subsequent form or report filed before the Closing Date, continue to be true and complete. Each such registration is in full force and effect.

         Section 3.5. Ineligible Persons. Neither Buyer nor to the knowledge of Buyer, any "affiliated person" (as defined in the Investment Company Act) thereof, as applicable, is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company. Neither Buyer nor, to the knowledge of Buyer, any "associated person" (as defined in the Advisers Act) thereof, as applicable, is ineligible pursuant to Section 203 of the Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser. Neither Buyer nor, to the knowledge of Buyer, any "associated person" (as defined in the Exchange Act) thereof, as applicable, is ineligible pursuant to Section 15(b) of the Exchange Act to serve as a broker-dealer or as an associated person to a registered broker-dealer.

         Section 3.6. No Other Broker. No broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from, Buyer or any of its Affiliates in connection with this Agreement or the transactions contemplated hereby.


                                   ARTICLE IV

                                    COVENANTS

         Section 4.1. Conduct of Business by the Company. During the period from the date of this Agreement and continuing through the Closing Date, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Buyer, the Company shall (a) carry on its business in the ordinary course consistent with past practice; (b) make all reasonable efforts to preserve its present business organization and relationships; (c) make all reasonable efforts to keep available the present services of its employees; and
(d) make all reasonable efforts to preserve its rights, franchises, goodwill and relations with its customers and others with whom it conducts business. Without limiting the generality of the foregoing, except as expressly permitted by this Agreement or consented to in writing by Buyer, the Company shall not directly or indirectly and the Beneficial Owners shall not cause the Company to:

                           (i) amend, or agree to amend its certificate of limited partnership or agreement of limited partnership (or comparable instruments);

                           (ii) issue or sell or purchase,  or issue any option,
                  warrant, convertible or exchangeable security, right, subscription, call, unsatisfied pre-emptive right or other agreement or right of any kind to purchase or otherwise acquire (including, without limitation, by exchange or conversion) (each a "Right"), or enter into any contracts, agreements or arrangements to issue or sell, any partnership interests in the Company;

                           (iii) incur any additional  indebtedness for borrowed
                  money or guarantee the indebtedness of other Persons, except in the ordinary course of business consistent with past practice;

                           (iv) waive, or agree to waive,  any right of material
                  value to its business;

                           (v) make,  or agree to make,  any material  change in
                  its accounting methods or practices for Tax or accounting purposes or make, or agree to make, any material change in depreciation or amortization policies or rates adopted by it for Tax or accounting purposes unless otherwise required by law or GAAP;

                           (vi) materially change, or agree to materially change, any of its business policies or practices that relate to its business, including, without limitation, fee structure, fee waivers, expense reimbursement, interest rate management, underwriting criteria, security selection, sales and marketing, personnel, budget or product development policies;

                           (vii) make any loan or advance to any of the Beneficial Owners or the Company's Affiliates, officers, directors, employees, consultants, agents or other representatives (other than travel advances made in the ordinary course of business consistent with past practice), or make any other loan or advance otherwise than in the ordinary course of business consistent with past practice;

                           (viii) sell, offer to sell, abandon or make any other
                  disposition of any of its material assets, except in the ordinary course of business consistent with past practice; grant or suffer, or agree to grant or suffer, any Encumbrance on any of its material assets;

                           (ix) except as set forth in Schedule 4.1(ix) and except in the ordinary course of business consistent with past practice or in amounts less than $25,000 in the aggregate, incur or assume, or agree to incur or assume, any liability or obligation (whether or not currently due and payable) relating to its business or any of its assets;

                           (x)  make  any   material   change  in  its   overall
                  investment strategy or mix of products;

                           (xi) enter into, or agree to enter into, any contract, agreement or arrangement with any of its Affiliates except in the ordinary course of business consistent with past practice and except with respect to the distribution to its partners of the Total Purchase Consideration, provided that no assets or Accounts of the Company will be transferred or assigned to an Affiliate of the Company except as set forth on
                  Schedule 4.1(xi) hereto;

                           (xii) declare or make any  distributions  of any kind
                  payable to its Partners, or make any direct or indirect redemption, retirement, purchase or other acquisition of any partnership interests, provided that the Company may declare or make cash distributions to its partners so long as in the Company's good faith estimate the Net Acquired Assets, determined in accordance with Section 1.4 and giving effect to any payments made pursuant to that Section, is not less than $0 as of the Closing Date and so long as any such distributions are made in accordance with Applicable Law;

                           (xiii) create, renew, amend,  terminate or cancel, or
                  take any other action that may result in the creation, renewal, amendment, termination or cancellation of, any lease or Contract, except in the ordinary course of business and as are not, in the aggregate, reasonably expected to have a Company Material Adverse Effect; enter into or amend, or agree to enter into or amend, (x) any agreement pursuant to which it agrees to indemnify any party on behalf of its business except in the ordinary course of business or pursuant to which it agrees to refrain from competing with any party with respect to its business or (y) any investment advisory, subadvisory, management, distribution, marketing, custody or other services agreement relating to SMIT, SMA Finance CMT or, other than in the ordinary course of business consistent with past practice, the Accounts;

                           (xiv) take any action  impairing its rights under any
                  Contract other than in the ordinary course of business consistent with past practice;

                           (xv) adopt,  amend,  renew or  terminate  any Company
                  Plan or any other employee program, agreement, arrangement or policy between the Company and one or more of its employees, other than in the ordinary course of business consistent with past practice;

                           (xvi) commit any act or omission which  constitutes a
                  breach or default under any Contract or material license to which it is a party or by which it or any of its properties or assets is bound the effect of which, in the aggregate, are reasonably expected to have a Company Material Adverse Effect;

                           (xvii) enter into any new line of business  unrelated
                  to the business as currently conducted;

                           (xviii)  acquire or agree to  acquire in any  manner,
                  including by way of merger, consolidation, purchase of an equity interest or assets, any business or any corporation, partnership, association or other business organization or division thereof;

                           (xix) except as set forth in Schedule 4.1(xix), materially increase the salary or wages of any Company employees; or

                           (xx) agree (by  contract or  otherwise)  to do any of
                  the foregoing.

         Section 4.2. Investment Management Agreement with SMIT. On or prior to the Closing, the Company shall either (i) obtain the written consent of the board of directors of SMIT and the SMIT Investors to amend the Investment Management Agreement to substitute Buyer as the investment manager under the Investment Management Agreement, a form of the proposed consent and amendment is attached hereto as Exhibit D, provided that such amendment shall be effective on and after the Closing, or (ii) validly redeem all of the shares of stock of SMIT held by the SMIT Investors which do not consent to the proposed amendment.

         Section 4.3. Investment Advisory Agreement Acknowledgments. As soon as reasonably practicable, the Company shall inform investment advisory clients that are parties to Investment Advisory Agreements of the transactions contemplated by this Agreement. On or prior to the Closing, the Company shall obtain the written consent of each such client to the assignment to Buyer of its Investment Advisory Agreement, forms of the proposed consents are attached hereto as Exhibit C.

         Section 4.4. Maintenance of Records. Through the Closing Date, the Company will maintain its Records in the same manner and with the same care that such Records have been maintained prior to the execution of this Agreement, and the Beneficial Owners shall, and shall use their reasonable best efforts to cause their Affiliates to, deliver to the Company as of the Closing all Records of the Company. From and after the Closing Date, each party to this Agreement shall permit the other parties and their Affiliates reasonable access to any applicable Records of such party in its possession reasonably necessary in connection with any claim, action, litigation or other proceeding involving the party requesting access to such Records or in connection with any legal obligation owed by such party to any Governmental Authority or any present or former client thereof.

         Section 4.5. Further Agreements. (a) The Company and the Buyer shall execute, prior to Closing, a Administration and Services Agreement as set forth in Exhibit B. The parties hereto shall use their reasonable best efforts to cause Gregory A. White and Steven Copulsky to execute employment agreements as of the Closing Date with the Buyer in the form of Exhibit A-1 and Exhibit A-2, respectively.

                  (b) The Company shall use its reasonable best efforts to assist Buyer in changing SMIT's name to "Conning Mortgage Investment Trust, Inc." effective within fifteen (15) days following the Closing Date.

                  (c) The Company shall agree to terminate the employment agreement, dated July 1, 1997, between the Company and White and any employment agreement, written or otherwise, with Steven Copulsky, and to release White and Steven Copulsky from all obligations thereunder, effective as of the Closing Date.

         Section 4.6. Further Assurances. Each party to this Agreement shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby, together with other consolidation activities. For a reasonable period of time after the Closing Date upon the request of Buyer, the Company, its Affiliates and the Beneficial Owners shall promptly execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as Buyer may reasonably request to effectuate the purposes of this Agreement.

         Section 4.7. Efforts of Parties to Close. During the period from the date of this Agreement through the Closing Date, each party hereto shall use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the transactions contemplated hereby. During the period from the date of this Agreement and continuing through the Closing, except as required by Applicable Law or with the prior written consent of the other parties to this Agreement, no party to this Agreement shall take any action which, or fail to take any reasonable action the failure of which to be taken, would, or would reasonably be expected to, (a) result in the representations and warranties set forth in this Agreement, taken as a whole, on the part of the party taking or failing to take such action being or becoming untrue in any material respect;
(b) result in any conditions to the Closing set forth in Article V not being satisfied; (c) result in a material violation of any provision of this Agreement; or (d) adversely affect or materially delay the receipt of any of the requisite regulatory approvals.

         Section 4.8. Announcements. The parties to this Agreement shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby and shall consult each other as to the form and substance of other public disclosures related hereto and thereto.

         Section 4.9. Access; Certain Communications. (a) Between the date of this Agreement and the Closing Date, subject to any Applicable Laws relating to the exchange of information, the Company and the Beneficial Owners shall afford to Buyer and its authorized agents and representatives reasonable access, upon reasonable notice and during normal business hours, to all contracts, documents, Records and information of or relating to the assets, liabilities, business, operations, personnel and other aspects of the business of the Company. The Company and the Beneficial Owners shall cause their personnel, attorneys and accountants to provide assistance to Buyer in Buyer's investigation of matters relating to the purchase of the Acquired Assets, including allowing Buyer and its authorized agents and representatives access to the Operating Sites and data processing facilities; provided, however, that Buyer's investigation shall be under the general coordination of the Company and shall be conducted in a manner which does not unreasonably interfere with the Company's normal operations, customers, and employee relations.

                  (b) Buyer will hold, and will cause its directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any non-public information obtained pursuant to Section 4.9(a) in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement, dated May 27, 1998, between the Company and Conning Corporation, as if Buyer were a party thereto (the "Confidentiality Agreement"). The parties agree that the Confidentiality Agreement shall terminate at Closing and be of no further force or effect.

         Section 4.10. Regulatory Matters; Third Party Consents. (a) The parties to this Agreement shall cooperate with each other and use their reasonable best efforts promptly to prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals, waivers and authorizations of all third parties and Governmental Authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement. If any required consent of or waiver by any third party (excluding any Governmental Authority) is not obtained prior to the

Closing, or if the assignment of any Contract would be ineffective or would adversely affect any material rights or benefits thereunder so that Buyer would not in fact receive all such rights and benefits, the parties hereto, each without cost, expense or liability to the other (except as provided in Article VI hereof), shall cooperate in good faith to seek, if possible, an alternative arrangement to achieve the economic results intended. The parties to this Agreement will have the right to review in advance, and will consult with the other on, in each case subject to Applicable Laws relating to the exchange of information, all the information relating to Buyer, the Company or the Beneficial Owners, as the case may be, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement; provided, however, that nothing contained herein shall be deemed to provide any party to this Agreement with a right to review any information provided to any
Governmental Authority on a confidential basis in connection with the transactions contemplated hereby. The parties to this Agreement agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the others apprised of the status of matters relating to completion of the transactions contemplated herein. The party responsible for a filing as set forth above shall promptly deliver to the other parties hereto evidence of the filing of all applications, filings, registrations and notifications relating thereto (except for any confidential portions thereof), and any supplement, amendment or item of additional information in connection therewith (except for any confidential portions thereof). The party responsible for a filing shall also promptly deliver to the other parties hereto a copy of each material notice, order, opinion and other item of correspondence received by such filing party from any Governmental Authority in respect of any such application (except for any confidential portions thereof). In exercising the foregoing rights and obligations, Buyer, the Company and the Beneficial Owners shall each act reasonably and as promptly as practicable.

                  (b) Each party to this Agreement shall, upon request, furnish each other with all information concerning themselves, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Buyer, the Company or the Beneficial Owners to any Governmental Authority in connection with the transactions contemplated by this Agreement (except to the extent that such information would be, or relates to information that would be, filed under a claim of confidentiality).

                  (c) The parties to this Agreement shall promptly advise each other upon receiving any communication from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any requisite regulatory approval will not be obtained or that the receipt of any such approval will be materially delayed.

         Section 4.11. Notification of Certain Matters. (a) Each party to this Agreement shall give prompt notice to the other parties of (i) the occurrence, or failure to occur, of any event or existence of any condition to such party's knowledge that has caused or is reasonably expected to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time after the date of this Agreement, up to and including the Closing Date, and (ii) to such party's knowledge, any failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. In connection with the Closing, the Company, the Beneficial Owners and Buyer will promptly supplement or amend the various Schedules to this Agreement, subject to the reasonable review and approval thereof by the other parties hereto, to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which was or has been rendered inaccurate thereby. No such supplement or amendment to the Schedules or notices shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article V hereof or compliance by any party hereto with its covenants and agreements set forth herein, or for any other purpose hereunder (other than for purposes of defense of a fraud or similar claim against the Company or a Beneficial Owner), but shall be deemed to modify the Schedules and the Agreement from and after the Closing.

                  (b) During the period from the date of this Agreement to the Closing Date, the Company will, upon request, cause one or more of its designated representatives to periodically confer with representatives of Buyer and to report the general status of the ongoing operations of the Company. The Company will promptly notify Buyer of any material change in the conduct of its business or in the operation of the properties of the Company and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving the Company, and will keep Buyer fully informed of such events.

         Section 4.12. Expenses. Except as otherwise expressly provided herein, Buyer, on the one hand, and the Company and the Beneficial Owners, on the other hand, shall each bear their respective direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby.

         Section  4.13.  Third  Party  Proposals.   None  of  the  Company,  the
Beneficial Owners, or any of their respective Affiliates and agents shall directly or indirectly solicit, encourage or facilitate inquiries or proposals, or enter into any definitive agreement, with respect to, or initiate or participate in any negotiations or discussions with any Person concerning, any acquisition or purchase of all or a substantial portion of the assets of, or of any equity interest in, the Company or any merger or business combination with the Company other than as contemplated by this Agreement (each, an "Acquisition Proposal") or furnish any information to any such Person. The Company, the Beneficial Owners and any of their respective Affiliates and agents shall notify Buyer within one Business Day if any Acquisition Proposal (including the terms thereof) is received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, any of the Company, the Beneficial Owners or any of their respective Affiliates and agents. The Company and the Beneficial Owners shall, and shall cause their respective Affiliates, officers, directors, employees, representatives and advisors to, immediately cease or cause to be terminated any existing activities, including discussions or negotiations with any parties, conducted prior to the date hereof with respect to any Acquisition Proposal and shall seek to have all materials distributed to such Persons by the Company, the Beneficial Owners or any of their respective Affiliates or agents returned to the Company promptly. None of the Company, the Beneficial Owners or any of their respective Affiliates shall amend, modify, waive or terminate, or otherwise release any Person from, any standstill, confidentiality or similar agreement or arrangement currently in effect. The Company and the Beneficial Owners shall cause their respective officers, directors, agents, advisors and Affiliates to comply with the provisions of this Section 4.13. Notwithstanding the foregoing, nothing contained in this Section 4.13 shall (i) prohibit, limit or restrict any discussions, negotiations or agreements with any party who, prior to the date hereof, has received a copy of the Confidential Memorandum, dated May 1998, prepared by Berkshire Capital Corporation (the "BCC Memorandum") with respect Project Baron, so long as such discussions, negotiations or agreements are in the context of a possible sale of securities or assets of SREA and its Affiliates or a business combination involving SREA and its Affiliates and such discussions exclude the Company from any such sale or business combination, or
(ii) require the return of the BCC Memorandum by any recipient thereof.

         Section 4.14. Partnership Interests. During the period from the date of this Agreement and continuing through the Closing Date, and except as otherwise provided herein, the Beneficial Owners shall not and shall not permit their Affiliates to (a) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, pledge, transfer or other disposition of any of its partnership interests in the Company or (b) vote his or its partnership interests in the Company in favor of any Acquisition Proposal or any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or the Beneficial Owners hereunder or that would result in any of the conditions set forth in Sections 5.2 or 5.3 not being fulfilled.

         Section 4.15. Updating Financial Statements. The Company shall deliver to Buyer within ten (10) days after the date hereof copies of the unaudited interim consolidated balance sheets and related statements of income, changes in shareholders' equity and cash flows of the Company at or for the period ending March 31, 1998; the balance sheets referred to above (including the related notes, where applicable) shall present fairly the financial position of the Company as of the date thereof; the other financial statements referred to above shall present fairly (subject to recurring audit adjustments normal in nature and amount) the consolidated results of its operations and its cash flows for the respective fiscal periods therein set forth; each of such balance sheets and statements (including the related notes, where applicable) shall comply in all material respects with applicable accounting requirements with respect thereto; and each of such balance sheets and financial statements (including the related notes, where applicable) shall have been prepared in accordance with GAAP consistently applied during the periods involved (except for the absence of notes and subject to recurring audit adjustments normal in nature and amount).

         Section 4.16. Allocation of Accounts. During the period from the date of this Agreement and continuing through the Closing Date, the Company and the Beneficial Owners shall, and shall use their reasonable best efforts to cause their respective Affiliates to, allocate newly created accounts between the Company and SREA in the ordinary course consistent with past practice and, in any event, only as shall be agreed by both SREA and White (as evidenced by a written instrument executed by both such Persons).

         Section 4.17. Confidentiality. Each of the Company and the Beneficial Owners will treat and hold as such all non-public information relating to Buyer or its Affiliates ("Buyer Confidential Information"), refrain from using any of the Buyer Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Buyer Confidential Information which are in his or its possession. In the event that any of the Company or the Beneficial Owners is requested or required by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Buyer Confidential Information, the Company or that Beneficial Owner will notify the Buyer promptly of the request or requirements so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this
Section 4.17. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Company or the Beneficial Owners are, on the advice of counsel, compelled to disclose the Buyer Confidential Information to the tribunal, then the Company or Beneficial Owner shall only disclose such Buyer Confidential Information as so compelled by the tribunal; provided, however, that the disclosing Company or Beneficial Owner shall use his or its reasonable best efforts to obtain, at the reasonable request and sole cost of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Buyer Confidential Information required to be disclosed as the Buyer shall designate.

         Section 4.18. Covenant Not to Solicit or Use Names. For a period of five (5) years from and after the Closing Date, none of the Company or the Beneficial Owners (other than White in his capacity as an employee of Buyer) will directly or indirectly (i) provide investment advisory services with respect to commercial mortgage-backed securities, commercial mortgage whole loans, origination or securitization of commercial mortgage loans to any of the clients of the Company or Buyer and its Affiliates that are clients as of the Closing Date, a list of such clients shall be provided by Buyer and the Company and attached hereto as Schedule 4.18, or (ii) use or transact business under any of the following names or any variations of such names: "Schroder Mortgage Associates, L.P."; "Schroder Mortgage Company, Inc."; and "Schroder Mortgage Investment Trust, Inc."; except for the purposes of winding up the affairs of such entities and collecting the Contingent Consideration. If the final judgement of a court of competent jurisdiction declares that any term or provision of this Section 4.18 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

                                    ARTICLE V

                           CONDITIONS TO CONSUMMATION
                                OF ASSET PURCHASE

         Section 5.1. Conditions to Buyer's Obligations. The obligations of Buyer to consummate the transactions contemplated hereby shall be subject to the following conditions, any of which may be waived in writing by Buyer:

                  (a) The representations and warranties of the Company and the Beneficial Owners set forth in this Agreement, taken as a whole, shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of determining the satisfaction of the condition contained in this Section 5.1(a), no effect shall be given to any exception in such representations and warranties relating to materiality, or a Company Material Adverse Effect, and such representations and warranties shall be deemed to be true and correct in all material respects only if the failure or failures of such representations and warranties to be so true and correct without regard to materiality and Company Material Adverse Effect exceptions do not represent in the aggregate a Company Material Adverse Effect;

                  (b) The Company and the Beneficial Owners shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date;

                  (c) Since December 31, 1997, no event has occurred which has had or could reasonably be expected to have, individually or in the aggregate with any other event occurring after such date, a Company Material Adverse Effect;

                  (d) The Approved Managed Asset Amount shall be equal to or greater than 75% of the Initial Managed Asset Amount;

                  (e) The Company shall have delivered to Buyer a certificate, dated as of the Closing Date, signed on behalf of the Company by the President of its General Partner confirming the satisfaction of the conditions contained in paragraphs (a), (b), (c) and (d) of this
         Section 5.1;

                  (f) Each of the Beneficial Owners shall have delivered to Buyer a certificate, dated as of the Closing Date, signed by the Beneficial Owner confirming the satisfaction of the conditions contained in paragraphs (a), (b), (c) and (d) of this Section 5.1;

                  (g) Gregory A. White and Steven Copulsky shall each have duly executed and delivered his respective Employment Agreement in the forms attached hereto as Exhibit A-1 and Exhibit A-2, respectively;

                  (h) Gregory A. White and Steven Copulsky shall each have terminated any employment agreements with any Person other than Buyer;

                  (i) Buyer shall have received the written consent of Coopers & Lybrand, L.L.P. to use its audit reports which accompanied the Company Financial Statements for any filings or reports required to be made by Buyer;

                  (j) SREA and Buyer shall have entered into a Administration and Services Agreement in the form of Exhibit B attached hereto;

                  (k) Buyer shall have received from each of the counter parties duly executed consents to the assignment of all Investment Advisory Agreements listed on Schedule 2.8, dated as of the Closing Date, substantially in the forms attached hereto as Exhibits C-1, C-2 and C-3;

                  (l) The Contracts between the Company and Patrick White shall have been validly terminated or assigned to Buyer with the express consent of Patrick White;

                  (m) SMIT and Buyer shall have entered into an investment management agreement in the form of Exhibit D attached hereto which shall have been approved by written consent of all of the SMIT Investors (other than SMIT Investors whose shares of stock of SMIT have been redeemed);

                  (n) The SMIT Offering Memorandum shall be amended to the reasonable satisfaction of Buyer and its counsel by written consent of all of the SMIT Investors (other than SMIT Investors whose shares of stock of SMIT have been redeemed) to reflect the transactions contemplated herein;

                  (o) All of the shares of stock of SMIT held by stockholders other than White or the SMIT Investors shall have been validly redeemed by SMIT and simultaneously reissued to persons designated by Buyer such that SMIT will continue to have exactly 100 stockholders;

                  (p) Each of the directors of SMIT other than White shall have resigned and four new directors chosen by Buyer shall have been validly appointed as replacement directors;

                  (q) Buyer  shall  have  received  the  opinion  of  Richards &
         O'Neil,  LLP,  Company's  counsel,   dated  as  of  the  Closing  Date,
         substantially in the form attached hereto as Exhibit E;

                  (r) Buyer shall have received a copy of the Investment Management Agreement between the Company and Ohio Bureau of Worker's Compensation, executed by all parties thereto and with no material changes from the unexecuted copy of such agreement previously provided to Buyer;

                  (s) Buyer shall have received a copy of the Servicing and Pooling Agreement between SMA Finance and Midland Loan Services, L.P., executed by all parties thereto and with no material changes from the unexecuted copy of such agreement previously provided to Buyer; and

                  (t) Buyer shall have received a copy of the Sub Servicing Agreement between the Company and Midland Loan Services, L.P., executed by all parties thereto and with no material changes from the unexecuted copy of such agreement previously provided to Buyer.

         Section 5.2. Conditions to the Company's and the Beneficial Owners' Obligations. The obligation of the Company or the Beneficial Owners to consummate the transaction contemplated hereby shall be subject to the following conditions, which may be waived in writing by the Company and the Beneficial Owners respectively as to themselves:

                  (a) The representations and warranties of Buyer set forth in this Agreement, taken as a whole, shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of determining the satisfaction of the condition contained in this Section 5.2(a), no effect shall be given to any exception in such representations and warranties relating to knowledge, materiality, or a Buyer Material Adverse Effect, and such representations and warranties shall be deemed to be true and correct in all material respects only if the failure or failures of such representations and warranties to be so true and correct without regard to knowledge, materiality, and Buyer Material Adverse Effect exceptions do not represent in the aggregate a Buyer Material Adverse Effect;

                  (b) Buyer shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date;

                  (c) Buyer shall have delivered to the Company and the Beneficial Owners a certificate, dated as of the Closing Date, signed on behalf of Buyer by its Chief Financial Officer confirming the satisfaction of the conditions contained in paragraphs (a) and (b) of this Section 5.2;

                  (d)  Buyer  shall  have  duly   executed  and   delivered  the
         Employment Agreements in the forms attached hereto as Exhibit A-1 and Exhibit A-2, respectively;

                  (e) Company shall have obtained from each of the counter parties duly executed consents to the assignment of all Investment Advisory Agreements listed on Schedule 2.8, dated as of the Closing Date, substantially in the forms attached hereto as Exhibits C-1, C-2 and C-3; and

                  (f) Company shall have received the opinion of either internal counsel of the Buyer or LeBoeuf, Lamb, Greene & MacRae, L.L.P., special counsel to the Buyer, dated as of the Closing Date, substantially in the form attached hereto as Exhibit F.

         Section 5.3. Mutual Conditions. The obligations of each party to this Agreement to consummate the transaction contemplated hereby shall be subject to the following conditions, any of which may be waived in writing by both the Company and the Beneficial Owners respectively as to themselves, on the one hand, and Buyer, on the other hand:

                  (a) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect. No proceeding initiated by any Governmental Authority seeking an injunction shall be pending. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, restricts or makes illegal consummation of the transactions contemplated hereby;

                  (b) All consents, waivers, authorizations and approvals required from all Governmental Authorities to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired; and

                  (c)  The  parties   shall  have  executed  and  delivered  the
         agreements referred to in Section 4.5.


                                   ARTICLE VI

                                 INDEMNIFICATION

         Section 6.1. Survival of Representations, Warranties and Covenants. All representations and warranties of the parties contained in this Agreement, including any Schedules made a part hereof shall survive the consummation of the transactions contemplated hereby and shall remain in full force and effect until March 31, 2000 after the Closing Date. All covenants or other agreements the performance of which is specified to occur on or prior to the Closing or the Closing Date, shall survive the consummation of transactions contemplated hereby and shall remain in full force and effect until the expiration of the applicable statutory period of limitations. Any covenant or other agreement herein any portion of the performance of which may or is specified to occur after the Closing shall survive the transactions contemplated hereby indefinitely or for such lesser period of time as may be specified therein. For purposes of determining whether indemnification is available under this Agreement, all qualifications as to knowledge, materiality, Company Material Adverse Effect and Buyer Material Adverse Effect contained in representations and warranties shall be disregarded.

         Section 6.2. Obligations of the Company and the Beneficial Owners. Subject to the limitations set forth in this Article VI, from and after the Closing Date, the Company and the Beneficial Owners hereby agree, jointly and severally, to indemnify, defend and hold harmless Buyer and its respective employees, officers, partners and other Affiliates from and against any and all Losses which any of them may suffer, incur or sustain arising out of, attributable to, or resulting from: (a) any inaccuracy in or breach of any of the representations or warranties of the Company or the Beneficial Owners made in this Agreement; (b) any breach or nonperformance of any of the covenants or other agreements made by the Company prior to the Closing or the Beneficial Owners in or pursuant to this Agreement; and (c) any of the Retained Liabilities.

         Section 6.3. Obligations of Buyer. Subject to the limitations set forth in this Article VI, from and after the Closing Date, Buyer hereby agrees to indemnify, defend and hold harmless the Company and the Beneficial Owners and their respective employees, officers, directors, partners and other Affiliates from and against any and all Losses which any of them may suffer, incur, or sustain arising out of, attributable to, or resulting from: (a) any inaccuracy in or breach of any of the representations and warranties of Buyer made in this Agreement; (b) any breach or nonperformance of any of the covenants or other agreements made by Buyer in or pursuant to this Agreement; and (c) any of the Assumed Liabilities.

         Section 6.4. Procedure.

                  (a) Notice of Third Party Claims. Any Indemnified Party seeking indemnification for any Loss or potential Loss arising from a claim asserted by a third party against the Indemnified Party (a "Third Party Claim") shall give written notice to the Indemnifying Party specifying in detail the source of the Loss or potential Loss under Section 6.2 or 6.3, as the case may be. Written notice to the Indemnifying Party of the existence of a Third Party Claim shall be given by the Indemnified Party promptly after notice of the potential claim; provided, however, that the Indemnified Party shall not be foreclosed from seeking indemnification pursuant to this Article VI by any failure to provide such prompt notice of the existence of a Third Party Claim to the Indemnifying Party except and only to the extent that the Indemnifying Party actually incurs an incremental out-of-pocket expense or otherwise has been materially damaged or prejudiced as a result of such delay.

                  (b)  Defense.   Except  as  otherwise   provided  herein,  the
Indemnifying Party may elect to compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (which counsel shall be reasonably satisfactory to the Indemnified Party), any Third Party Claim. If the Indemnifying Party elects to compromise or defend such Third Party Claim, it shall, within 30 days after receiving notice of the Third Party Claim (10 days if the Indemnifying Party states in such notice that prompt action is required), notify the Indemnified Party of its intent to do so, and the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Third Party

Claim. If the Indemnifying Party elects not to compromise or defend against the Third Party Claim, or fails to notify the Indemnified Party of its election to do so as herein provided, or otherwise abandons the defense of such Third Party Claim, (i) the Indemnified Party may pay (without prejudice to any of its rights as against the Indemnifying Party), compromise or defend such Third Party Claim (until such defense is assumed by the Indemnifying Party) and (ii) the costs and expenses of the Indemnified Party incurred in connection therewith shall be indemnifiable by the Indemnifying Party pursuant to the terms of this Agreement. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnified Party may settle or compromise any claim (however, if the sole settlement relief payable to a third party in respect of such Third Party Claim is monetary damages that are paid in full by the Indemnifying Party, the Indemnifying Party may settle such claim without the consent of the Indemnified Party) over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld by the Indemnified Party. In any event, except as otherwise provided herein, the Indemnified Party and the Indemnifying Party may each participate, at its own expense, in the defense of such Third Party Claim. If the Indemnifying Party chooses to defend any claim, the Indemnified Party shall make available to the Indemnifying Party any personnel or any books, records or other documents within its control that are reasonably necessary or appropriate for such defense, subject to the receipt of appropriate confidentiality agreements.

                  (c) Settlement. If a settlement offer solely for money damages is made by a third party claimant, and the Indemnifying Party notifies the Indemnified Party in writing of the Indemnifying Party's willingness to accept the settlement offer and pay the amount called for by such offer, and the Indemnified Party declines to accept such offer, the Indemnified Party may continue to contest such claim, free of any participation by the Indemnifying Party, and the amount of any ultimate liability with respect to such Indemnifiable Claim that the Indemnifying Party has an obligation to pay hereunder shall be limited to the lesser of (i) the amount of the settlement offer that the Indemnified Party declined to accept plus the costs and expenses of the Indemnified Party prior to the date the Indemnifying Party notifies the Indemnified Party of the Indemnifying Party's willingness to settle or compromise such Third Party Claim and (ii) the aggregate Losses of the Indemnified Party with respect to such claim.

                  (d) Miscellaneous. The procedures set forth in Section 6.4(a)-(c) above shall apply solely with respect to Third Party Claims and shall not be deemed to apply to, or otherwise affect or limit, an Indemnified Party's rights under this Agreement with respect to any claim other than a Third Party Claim.

                  (e) Notice of Non-Third Party Claims. Any Indemnified Party seeking indemnification for any Loss or potential Loss arising from a claim asserted by any party to this Agreement against the Indemnifying Party (a "Non-Third Party Claim") shall give prompt written notice to the Indemnifying Party specifying in detail the source of the Loss or potential Loss under
Section 6.2 or 6.3, as the case may be. Written notice to the Indemnifying Party of the existence of a Non-Third Party Claim shall be given by the Indemnified Party promptly after the Indemnified Party becomes aware of the potential claim; provided, however, that the Indemnified Party shall not be foreclosed from seeking indemnification pursuant to this Article VI by any failure to provide such prompt notice of the existence of a Non-Third Party Claim to the Indemnifying Party except and only to the extent that the Indemnifying Party actually incurs an incremental out-of-pocket expense or otherwise has been materially damaged or prejudiced as a result of such.

         Section 6.5. Survival of Indemnity. Any matter as to which a claim has been asserted by formal notice pursuant to Section 6.4 and within the time limitation applicable by reason of Section 6.1 that is pending or unresolved at the end of any applicable limitation period under Applicable Law shall continue to be covered by this Article VI notwithstanding any applicable statute of limitations (which the parties hereby waive) until such matter is finally terminated or otherwise resolved by the parties under this Agreement or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

         Section 6.6. General Deductible. No Indemnified Party shall be entitled to any indemnity hereunder until the cumulative amount of Losses for which it may be entitled to indemnity hereunder, exceeds $307,500 in the aggregate, whereupon only the amount of such Losses in excess of $307,500 shall be recoverable under this Article VI.

         Section 6.7. Maximum Liability. Buyer shall not be entitled to any indemnity (individually or in the aggregate) in excess of the Closing Purchase Consideration. Each Beneficial Owner shall only be required to make indemnity payments up to the portion of the Closing Purchase Consideration received by it, him or her from the Company, as set forth in Schedule 6.7 attached hereto.

         Section 6.8. Mitigation of Damages. If any event shall occur which would otherwise entitle a party to assert a claim for indemnification hereunder, no Losses shall be deemed to have been sustained by such Indemnified Party to the extent of (a) any net tax savings realized by such Indemnified Party or its Affiliates with respect thereto or (b) any net proceeds actually received by such Indemnified Party or its Affiliates from any insurance policy with respect thereto.

         Section 6.9. Indemnity as Sole Remedy. The sole remedy of the parties hereto for a misrepresentation or breach of warranty, covenant or agreement contained in this Agreement shall be a claim for indemnity under this Article VI; provided, however, that nothing contained herein shall in any way limit the right of any party to seek any statutory, equitable or common law remedy, including, without limitation, specific performance (a) in the event that the covenants to be performed after the Closing Date are not performed in accordance with their terms or (b) for causes of action based on tortious or fraudulent activity.

         Section 6.10. Setoff Against Contingent Consideration. The Buyer shall have the option of recouping all or any part of any Losses it may suffer (in lieu of seeking any indemnification to which it is entitled under this Section
6) by notifying the Company that the Buyer is reducing the Contingent Consideration which may be payable to the Company pursuant to Section 1.6 hereof. In any such case, the Buyer shall specify how such reduction shall be applied in its notice to the Company.

                                   ARTICLE VII

                                   TERMINATION

         Section 7.1. Termination. (a) This Agreement may be terminated prior to the Closing as follows:

                           (i) by written consent of the Company and Buyer;

                           (ii) by the  Buyer,  pursuant  to  written  notice by
                  Buyer to the Company,  if any of the  conditions  set forth in
                  Section 5.1 of this Agreement have not been satisfied on or prior to September 30, 1998, or if it has become reasonably and objectively certain that any of such conditions will not be satisfied on or prior to September 30, 1998;

                           (iii) by the Company,  pursuant to written  notice by
                  the Company to Buyer,  if any of the  conditions  set forth in
                  Section 5.2 of this Agreement have not been satisfied on or prior to September 30, 1998, or if it has become reasonably and objectively certain that any of such conditions will not be satisfied on or prior to September 30, 1998; and

                           (iv) by Buyer or the Company,  if the Closing has not
                  occurred on or before September 30, 1998.

                  Notwithstanding Section 7.1(a)(ii)-(iv) hereof, a party who is or whose Affiliate is in material breach of any of its obligations or representations and warranties hereunder shall not have the right to terminate this Agreement pursuant to Section 7.1(a)(ii)-(iv).

                  (b) The termination of this Agreement shall be effectuated by the delivery by the party terminating this Agreement to each other party of a written notice of such termination. If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in
Section 7.2.

         Section 7.2. Survival After Termination. If this Agreement is terminated in accordance with Section 7.1 hereof and the transactions contemplated hereby are not consummated, this Agreement shall become void and of no further force and effect, without any liability on the part of any party hereto, except for the provisions of Sections 4.9 and 4.17. Notwithstanding the foregoing, nothing in this Section 7.2 shall relieve any party to this Agreement of liability for a material breach of any provision of this Agreement or any agreement made as of the date hereof or subsequent thereto pursuant to this Agreement.

                                  ARTICLE VIII

                                   TAX MATTERS

         Section 8.1. Tax Representations. The Company and the Beneficial Owners represent and warrant to Buyer as of the date hereof that:

                  (a) All material Tax Returns of the Company required to be filed on or before the Closing Date have been timely filed or will be timely filed on or before the Closing Date in accordance with all Applicable Laws, and all such Tax Returns are true, correct and complete in all material respects;

                  (b) The Company has timely paid all Taxes shown to be due on such Tax Returns;

                  (c) The Company has made adequate provision in the Company Financial Statements for all Taxes payable by the Company for all periods reflected therein;

                  (d) There is no action, suit, proceeding, investigation, assessment, re-assessment, adjustment, audit or claim now proposed or pending against or with respect to the Company in respect of any Tax;

                  (e) There are no outstanding waivers or other agreements extending any statutory periods of limitation for the assessment of Taxes of the Company;

                  (f) Except as set forth on Schedule 8.1, all Tax Returns of the Company with respect to federal income taxes and all state income taxes through the year ended December 31, 1992 have been examined and the examination concluded or are Tax Returns with respect to which the applicable period for assessment, giving effect to waivers and extensions, has expired;

                  (g) The Company owns no interest in real property in any jurisdiction that imposes a Tax on the transfer of a controlling interest in an entity that owns any interest in real property;

                  (h) There are no liens for Taxes upon the assets of the Company except for liens for current Taxes not yet due;

                  (i) The Company is not subject to withholding under Section 1445 of the Code with respect to any of the transactions contemplated hereby; and

                  (j) Except as set forth on Schedule 8.1, the Company has never been a member of any affiliated, consolidated, combined or unitary group or been a party to any tax sharing agreement or arrangement.

         Section 8.2. Assistance and Cooperation. From and after the Closing Date, each of the Company and Buyer shall make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Company.


                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1. Amendments; Waiver. This Agreement may not be amended, altered or modified except by written instrument executed by all the parties hereto. The failure by any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or noncompliance.

         Section 9.2. Entire Agreement. This Agreement (including Schedules, certificates, lists and documents referred to herein, and any documents executed by the parties simultaneously herewith or pursuant thereto) constitutes the entire agreement of the parties hereto, except as provided herein, and supersedes all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof.

         Section 9.3. Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement.

         Section 9.4. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         Section 9.5. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered in person, (b) transmitted by telecopy (with written confirmation), (c) mailed by certified or registered mail (return receipt requested) or (d) delivered by an express courier (with written confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to the Beneficial Owners or the Company:

                           Schroder Mortgage Associates, L.P.
                           437 Madison Avenue
                           New York, New York  10022
                           Attention:  Messrs. Mark Peskin and Gregory A. White

                  In each case with copies to:

                           Richards & O'Neil, LLP
                           885 Third Avenue
                           New York, New York  10022
                           Telecopy:  (212) 750-9022
                           Attention:  Floyd I. Wittlin, Esq.

                  If to Buyer:

                           Conning Asset Management Company
                           700 Market Street, Suite H-426
                           St. Louis, MO  63101
                           Telecopy:  (314) 444-0727
                           Attention:  Mr. Fred M. Schpero

                  With copies to:

                           LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                           Goodwin Square, 225 Asylum Street
                           Hartford, CT  06103
                           Telecopy:  (860) 293-3555
                           Attention:  Thomas L. Fairfield, Esq.

         Section 9.6. Binding Effect; Persons Benefiting; No Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to confer upon any entity or person other than the parties hereto and their respective heirs, personal representatives, successors and permitted assigns any right, remedy or claim under or by reason of their Agreement or any part hereof. This Agreement may not be assigned by any of the parties hereto without the prior written consent of each of the other parties hereto.

         Section 9.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.

         Section 9.8. Governing Law. THIS AGREEMENT, THE LEGAL RELATIONS BETWEEN THE PARTIES AND THE ADJUDICATION AND THE ENFORCEMENT THEREOF, SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF MISSOURI, WITHOUT REGARD TO APPLICABLE CHOICE OF LAW PROVISIONS THEREOF.

         Section 9.9. Specific Performance. The Company, the Beneficial Owners and Buyer each acknowledge that, in view of the uniqueness of its business and the transactions contemplated by this Agreement, each party would not have an adequate remedy at law for money damages in the event that the covenants to be performed after the Closing Date have not been performed in accordance with their terms, and therefore agree that the other parties shall be entitled to specific enforcement of the terms hereof in addition to indemnification hereunder and any other equitable remedy to which such parties may be entitled.

         Section 9.10. WAIVER OF JURY TRIAL AND PUNITIVE DAMAGES. THE PARTIES TO THIS AGREEMENT AGREE TO WAIVE ANY RIGHT TO A JURY TRIAL AS TO ALL DISPUTES AND ANY RIGHT TO SEEK PUNITIVE DAMAGES.

         Section 9.11. Transfer Taxes. Each of the Company and the Beneficial Owners on the one hand and Buyer on the other hand shall pay fifty percent (50%) of all Liabilities for sales Taxes, transfer taxes and recording and filing fees, if any, in connection with the sale by the Company of the Acquired Assets to Buyer.

         Section 9.12. Guaranty. Conning Corporation hereby guarantees the prompt performance by Buyer of its covenants and obligations hereunder. In the event of nonperformance by Buyer of any of its covenants or obligations hereunder, Conning Corporation shall promptly perform such covenants and obligations. In no event shall the validity of this guaranty of the covenants and obligations of Buyer be in any way terminated, affected or impaired by its dissolution or the rejection of such obligations under any bankruptcy, insolvency or similar laws, now or hereafter enacted.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                   BUYER:

                                   CONNING ASSET MANAGEMENT COMPANY



                                   By:   /s/ Leonard M. Rubenstein
                                         ------------------------------------
                                         Name:  Leonard M. Rubenstein
                                         Title: Chairman and Chief Executive
                                                Officer


                                   GUARANTOR:

                                   CONNING CORPORATION



                                   By:   /s/ Leonard M. Rubenstein
                                         -----------------------------------
                                         Name:  Leonard M. Rubenstein
                                         Title: Chairman and Chief Executive
                                                Officer


                                   COMPANY:

                                   SCHRODER MORTGAGE ASSOCIATES, L.P.

                                   By:      Schroder Mortgage Company, Inc.,
                                              its General Partner



                                   By:   /s/ Gregory A. White
                                         ------------------------------------
                                         Name:  Gregory A. White
                                         Title: Vice President


                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

                                   BENEFICIAL OWNERS:

                                   SCHRODER REAL ESTATE ASSOCIATES, L.P.

                                   By:   Argyle Advisory Corp.
                                           its General Partner



                                   By:   /s/ Norman L. Peck
                                         -----------------------------------
                                         Name:  Norman L. Peck
                                         Title: President


                                   SCHRODER MORTGAGE COMPANY, INC.



                                   By:   /s/ Mark Peskin
                                         ------------------------------------
                                         Name:  Mark Peskin
                                         Title: Vice President


                                   /s/ Norman L. Peck
                                   -----------------------------------
                                   NORMAN L. PECK


                                   /s/ Mark Peskin
                                   -----------------------------------
                                   MARK PESKIN


                                   /s/ M. Leanne Lachman
                                   -----------------------------------
                                   M. LEANNE LACHMAN


                                   /s/ Gregory A. White
                                   -----------------------------------
                                   GREGORY A. WHITE


                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

                                    EXHIBITS

Exhibit A-1 Employment Agreement with Gregory A. White
Exhibit A-2 Employment Agreement with Steven Copulsky
Exhibit B   Administration and Services Agreement
Exhibit C-1 Consent to Assignment of Investment Advisory Agreement with SFERS Exhibit C-2 Consent to Assignment of Investment Advisory Agreement with New York Exhibit C-3 Consent to Assignment of Investment Advisory Agreement with Ohio Exhibit D Consent and Amendment of Investment Management Agreement with SMIT
Exhibit E   Opinion of Richards & O'Neil, LLP
Exhibit F   Opinion of LeBoeuf,  Lamb, Greene & MacRae, L.L.P.

                                    SCHEDULES

 1.A (2)       Officers of Company

 1.A (3)       Officers of Buyer

 1.A (4)       Offices at Which Company Conducts Business

 1.7           Allocation of Total Purchase Consideration to Acquired Assets

 2.2  (b)      Violations of Certificate of Limited Partnership

 2.3           Approvals

 2.5           Regulatory Documents

 2.5 (a)       States Where Company Qualified as Investment Advisor

 2.6           Company Financials Not in Compliance with GAAP

 2.6 (b)       Client Financials Not in Compliance with GAAP

 2.8           Contracts

 2.12 (a)      Licenses and Permits Not Obtained by Company

 2.12 (b)      Administrative Proceedings Against Company

 2.12 (c)      Company Records Missing Which Are Needed to Satisfy GAAP

 2.13          Insurance Policies

 2.14          Labor Matters

 2.16 (a)      Intellectual Property

 2.16 (b)      Intellectual Property Needed to Conduct Business

 2.17          Adverse Changes

 2.18          Real Property

 2.20          Customer/Distributor Relationships

 2.21          Mortgage Loans

 3.3           Consents of Governmental Authorities

 4.1 (ix)      Liabilities Required to be Assumed by Company

 4.1 (xi)      Contracts with Affiliates

 4.1 (xix)     Material Increase in Employee Salaries

 4.18          Clients of Conning, Company or Affiliates as of Closing

 6.7           Indemnification Limit

 8.1           Tax Returns Not Filed